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Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders
BroadVision, Inc.:

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-97521, 333-63798, 333-35114, 333-62619, and 333-14057) of BroadVision, Inc. of our report dated January 24, 2003, except for Note 13 and the penultimate paragraph of Note 6, as to which the date is March 28, 2003, relating to the consolidated financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated January 24, 2003, except for Note 13 and the penultimate paragraph of Note 6, as to which the date is March 28, 2003, relating to the financial statement schedule, which appears in this Form 10-K.

/s/ BDO Seidman, LLP

San Jose, California
March 31, 2003

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  Exhibit 23.2
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS